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                       ALLIANCE DATA SYSTEMS CORPORATION

                       INCENTIVE STOCK OPTION AGREEMENT

Employee/Optionee:
                                                EXAMPLE

Number of shares of
Common Stock subject
to this Agreement:

         Pursuant to the Alliance Data Systems Corporation and its Subsidiaries Stock Option and Restricted Stock Purchase Plan (the "Plan"), the Board of Directors of Alliance Data Systems Corporation (the "Company") has granted to you on this date an option (the "Option") to purchase the number of shares of the Company's Common Stock, $.01 par value ("Common Stock"), set forth above. Such shares (as the same may be adjusted as described in Section 13 below) are herein referred to as the "Option Shares". The Option shall constitute and be treated at all times by you and the Company as an "incentive stock option" as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). If any portion of this incentive stock option is determined for any reason not to qualify as an incentive stock option within the meaning of
Section 422 of the Code, such Option shall be treated as a Non-Qualified Option for all purposes under the provisions of the Plan. The terms and conditions of the Option are set out below.

         1.      DATE OF GRANT. The Option is granted to you on       , 1999
(the "Grant Date").

         2. TERMINATION OF OPTION. Your right to exercise the Option (and to purchase the Option Shares) shall expire and terminate in all events on the earlier of (i) the tenth anniversary of the Grant Date or (ii) the date provided in Section 9 below in the event you cease to be employed by the Company or any subsidiary or parent there of. Notwithstanding any provision in the Plan to the contrary, this Option shall terminate four weeks following the date on which you received this Agreement unless prior to the end of such four week period you execute and return to the Company both the Agreement and the Company's Confidentiality and Non-Solicitation Agreement.

         3. OPTION PRICE. The purchase price to be paid upon the exercise of the Option is $1.25 per share, the fair market value of a share of Common Stock (as determined by the Board of Directors of the Company) on the Grant Date (subject to adjustment as provided in Section 13 hereof).

         4. VESTING PROVISIONS. Except as provided in Section 5 below, you will not be entitled to exercise the option (and purchase any Option Shares) prior to FEBRUARY 1, 2007. Commencing on FEBRUARY 1, 2007 and on each of the two anniversaries of such date on which you shall continue to be employed on a full-time

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basis by the Company or any subsidiary or parent thereof, you shall become entitled to exercise the Option with respect to 33-1/3% of the Option Shares (rounded to the nearest whole share) until the Option expires and terminates pursuant to Section 2 hereof.

         5.       ACCELERATED VESTING PROVISIONS.

                  (a) Prior to the beginning of each fiscal year of the Company, the Board of Directors may establish Actual Operating Income (as hereinafter defined) goals ("Operating Income Goal") and designated percentages of outstanding options that will become vested prior to the time such options would otherwise vest ("Designated Percentage") for achieving various levels of the Operating Income Goal. If an Operating Income Goal is satisfied, you will be entitled, effective as of the February 1 which immediately follows the end of the applicable fiscal year of the Company, to exercise a percentage of the Option Shares (rounded to the nearest whole share) equal to the Designated Percentage for the Operating Income Goal attained, until the Option expires and terminates pursuant to Section 2 hereof, provided the Company is not in material violation of any covenants contained in, or otherwise in default under, any credit agreement.

                  (b) For the purposes of this Agreement, the following terms shall have the meanings set forth below:

                  "ACTUAL OPERATING INCOME" shall mean, with respect to any fiscal year, Operating Income (as hereinafter defined) for such fiscal year as calculated by the Board of Directors of the Company based on the audited consolidated financial statements of the Company and its subsidiaries for such fiscal year, which financial statements shall be conclusive and binding upon the Company and you.

                  "OPERATING INCOME" shall mean, with respect to any fiscal year:

                           (i) the net income (calculated (x) before preferred
                  and common stock dividends and (y) exclusive of the effect of any extraordinary or other material non-recurring gain or loss outside the ordinary course of business) of the Company and its consolidated subsidiaries, determined on a consolidated basis for such period (Consolidated Net Income); plus

                           (ii) to the extent deducted in determining
                  Consolidated Net Income for such period, the aggregate amount of (x) interest charges, whether expended or capitalized, incurred or accrued by the Company and its consolidated subsidiaries during such period, (y) provision for income taxes and (z) amortization and other similar non-cash charges.

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         Notwithstanding the Operating Income Goals established by the Board of Directors prior to the beginning of a fiscal year of the Company, if at any time or from time to time after the date hereof the Company or any of its subsidiaries acquires a business or substantially all of the assets of a business, or any assets material to the business of the Company or any of its subsidiaries are sold, the Board of Directors of the Company shall make such adjustments to the Operating Income Goals, as the Board of Directors of the Company in its discretion deems equitable in light of each such acquisition or sale. Any such determination by the Board of Directors shall be effective and binding for all purposes of this Agreement.

                  (c) The satisfaction of any and all conditions set forth in this Section 5 regarding your right to exercise the Option (and purchase any Option Shares) shall be determined by the Board of Directors of the Company.

                  (d) Notwithstanding anything contained herein to the contrary, no new rights to exercise the Option with respect to any Option Shares shall be acquired under this Section 5 after the date on which you cease to be employed on a full-time basis by the Company or any subsidiary or parent thereof.

         6. ADDITIONAL PROVISIONS RELATING TO EXERCISE. (a) Once you become entitled to exercise the Option (and purchase Option Shares) as provided in Sections 4 and 5 hereof, such right will continue until the date on which the option expires and terminates pursuant to Section 2 hereof.

                  (b) The Board of Directors of the Company, in its sole discretion, may at any time accelerate the time set forth in Sections 4 and 5 hereof at which the Option may be exercised by you with respect to any Option Shares.

         7. EXERCISE OF OPTION. To exercise the Option, you must deliver a completed copy of the attached Option Exercise Form to the address indicated on the Form, specifying the number of Option Shares being purchased as a result of such exercise, together with payment of the full option price for the option Shares being purchased. Payment of the option price must be made in cash, by certified or official bank check, or by such other consideration as shall be approved at the time by the Board of Directors of the Company.

         8. TRANSFERABILITY OF OPTION. The Option may not be transferred by you (other than by will or the laws of descent and distribution) and may be exercised during your lifetime only by you.

         9. TERMINATION OF EMPLOYMENT. (a) In the event that (i) the Company or any subsidiary or parent thereof terminates your employment by such entity "for cause" or (ii) you terminate your employment by such entity for any reason whatsoever (other than as a result of your death or "disability"
(within the meaning of Section 22(e)(3) of the Code)), then the Option may only be exercised within one month after

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such termination, and only to the same extent that you were entitled to exercise the Option on the date your employment was so terminated and had not previously done so. Notwithstanding anything herein to the contrary, if the Committee determines, after full consideration of the facts presented on behalf of the Company and you, that you have been engaged in disloyalty to the Company or any of its affiliates, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of your employment or service, or you have disclosed trade secrets or confidential information of the Company or of an affiliate, any unexercised portion of this Option shall terminate immediately and you shall forfeit all shares of Common Stock for which the Company has not yet delivered the share certificates upon refund by the Company of the option price. The Company may also withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture.

                  (b) In the event that you cease to be employed on a full-time basis by the Company or any subsidiary or parent thereof as a result of the termination of your employment by the Company or any subsidiary or parent thereof at any time other than "for cause" or as a result of your death or "disability" (within the meaning of Section 22(e)(3) of the Code), the Option may only be exercised within three months after the date you cease to be so employed, and only to the same extent that you were entitled to exercise the Option on the date you ceased to be so employed by reason of such termination and had not previously done so.

                  (c) In the event that you cease to be employed on a full-time basis by the Company or any subsidiary or parent thereof by reason of a "disability" (within the meaning of Section 22(e)(3) of the Code), the Option may only be exercised within one year after the date you cease to be so employed, and only to the same extent that you were entitled to exercise the Option on the date you ceased to be so employed by reason of such disability and had not previously done so.

                  (d) In the event that you die while employed by the Company or any subsidiary or parent thereof (or within a period of one month after ceasing to be employed by the Company or any subsidiary or parent thereof for any reason described in Section 9(a) hereof, within a period of three months after ceasing to be employed by the Company or any subsidiary or parent thereof for any reason described in Section 9 (b) hereof or within a period of one year after ceasing to be employed by the Company or any subsidiary or parent thereof for any reason described in Section 9(c) hereof), the Option may only be exercised within one year after your death. In such event, the Option may be exercised during such one-year period by the executor or administrator of your estate or by any person who shall have acquired the Option through bequest or inheritance, but only to the same extent that you were entitled to exercise the Option immediately prior to the time of your death and you had not previously done so.

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                  (e) Notwithstanding any provision contained in this Section 9 to the contrary, in no event may the Option be exercised to any extent by anyone after the tenth anniversary of the Grant Date.

         10. COMPANY'S RIGHT AND OPTION TO REPURCHASE OPTION SHARES. (a) In the event that you cease to be employed by the Company or any subsidiary or parent thereof on a full-time basis for any reason (including, without limitation, as a result of your death, disability, incapacity, retirement, resignation or dismissal with or without cause) at any time prior to the date on which an underwritten public offering of the Company's Common Stock, registered under the Securities Act of 1933, as amended (the "Securities Act"), has been completed, the Company shall have the right and option, but not the obligation, to purchase from you (or in the case of your death, your legal representative) any or all of the Option Shares (i) held by you on the date you cease to be so employed by the Company or (ii) purchased by you after such date as permitted by Section 9 above. In the event that the Company exercises such right and option, the Company shall pay to you as the purchase price for such Option Shares (the "Purchase Price") an amount per share equal to the fair market value thereof as of the date you ceased to be employed by the Company or any subsidiary or parent thereof, such fair market value to be determined by the Board of Directors of the Company.

                  (b) The Company may exercise the right and option described in
Section 10(a) above by giving you (or, in the case of your death, your legal representative) a written notice of election to purchase at any time within 60 days after the date your employment ceases, which notice of election shall specify the number of Option Shares to be purchased and the Purchase Price for such Option Shares. The closing for the purchase by the Company of such Option Shares pursuant to the provisions of this Section 10 (the "Purchase Date") will take place at the offices of the Company on the date specified in such written notice, which date shall be a business day not later than 60 days after the date such notice is given. At such closing, you will deliver such Option Shares, duly endorsed for transfer, against payment in cash of the Purchase Price thereof. To the extent the Company chooses not to exercise its right and option under this
Section 10 to purchase any of such Option Shares, such Shares shall thereafter cease to be subject to the provisions of this Agreement.

         11. BONA FIDE OFFER TO PURCHASE SHARES. If at any time prior to the date on which an underwritten public offering of the Company's Common Stock, registered under the Securities Act of 1933, as amended (the "Securities Act"), has been completed, ("Public Offering") you desire to sell all or any of the Common Stock acquired by you under this Option ("Plan Shares") and you obtain a bona fide written offer which you desire to accept (referred to in this Section as the "Offer") to purchase all, or a portion of your Plan Shares, you shall transmit copies of the Offer to the Company within five (5) business days after your receipt of the Offer. The Offer shall set forth its date, the proposed price per share of Common Stock, the number of shares of Common Stock being sold, and the other terms and conditions upon which the purchase is proposed to be made, as well as the name and address of the prospective purchaser. Transmittal of

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the Offer to the Company by you shall constitute an offer by you to sell all of the Plan Shares which are subject to the Offer to the Company at a price equal to the cash consideration plus the fair market value of any non-cash consideration specified in the Offer for such Common Stock (the "Purchase Price") and upon the other terms set forth in the Offer, except as hereinafter provided. For a period of thirty (30) days after the submission of the Offer to the Company, the Company shall have the option, exercisable by notice to you, to accept your offer as to all, but not less than all, of the Plan Shares that are the subject of the Offer. If the Company does not exercise its option to purchase within the specified 30 day period, or if the Company waives, in writing, the 30 day period, you may then, and only then, accept the offer from the prospective purchaser. Any sale of Plan Stock which occurs without complying with the provisions of this Section 11 is null and void.

         12. REPRESENTATIONS. (a) You represent and warrant to the Company that, upon exercise of the Option, you will be acquiring the Option Shares for your own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and you understand that (i) neither the Option nor the Option Shares have been registered with the Securities and Exchange Commission by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and (ii) the Option Shares must be held indefinitely by you unless a subsequent disposition thereof is registered under said Act or is exempt from such registration. The stock certificates for any Option Shares issued to you will bear the following legend:

             THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM
             REGISTRATION IS AVAILABLE.

                  (b) You further represent and warrant that you understand the Federal, state and local income tax consequences of the granting of the Option to you, the acquisition of rights to exercise the Option with respect to any Option Shares, the exercise of the Option and purchase of Option Shares, and the subsequent sale or other disposition of any Option Shares. In addition, you understand that the Company will be required to withhold Federal, state or local taxes in respect of any compensation income realized by you as a result of any "disqualifying disposition" of any Option Shares acquired upon exercise of the Option granted hereunder. To the extent that the Company is required to withhold any such taxes as a result of any such "disqualifying disposition", you hereby agree that the Company may deduct from any payments of any kind otherwise due to you an amount equal to the total Federal, state and local taxes required to be so withheld, or if such payments are inadequate to satisfy such Federal, state and local taxes, or if no such payments are due or to become due to you, then you agree to provide the Company with cash funds or make other arrangements satisfactory to the Company

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regarding such payment. It is understood that all matters with respect to the total amount of taxes to be withheld in respect of, any such compensation income shall be determined by the Board of Directors in its sole discretion.

         13. NOTICE OF SALE. You agree to give the Company prompt notice of any sale or other disposition of any option Shares that occurs (i) within two years from the date of the granting of the Option to you, or (ii) within one year after the transfer of such Option Shares to you upon the exercise of the option.

         14. ADJUSTMENTS; REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. (a) In the event that, after the date hereof, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors of the Company shall appropriately adjust the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of the Option (to the nearest possible full share), and such adjustment shall be effective and binding for all purposes of this Agreement and the Plan subject in all cases to the limitations of Section 424 of the Code.

                  (b) If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another entity, or the sale of all or substantially all its assets to another entity, shall be effected after the date hereof in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then you shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified in the Option and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the exercise of the Option, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place.

         15. CONTINUATION OF EMPLOYMENT. Neither the Plan nor the Option shall confer upon you any right to continue in the employ of the Company or any subsidiary or parent thereof, or limit in any respect the right of the Company or any subsidiary or parent thereof to terminate your employment or other relationship with the Company or any subsidiary or parent thereof, as the case may be, at any time.

         16. PLAN DOCUMENTS. This Agreement is qualified in its entirety by reference to the provisions of the Plan applicable to "incentive stock options" as defined in Section 422(b) of the Code, which are hereby incorporated herein by reference.

         17. AMENDMENT. Subject to the provisions of the Plan, the Committee shall have the right to amend this Option, subject your consent, if such amendment is not


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favorable to you; provided, however, that your consent shall not be required for any amendment made pursuant to Section 5.2(a)(x) or Section 5.2(b)(x) of the Plan.

         18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

         Please acknowledge receipt of this Agreement by signing the enclosed copy of this Agreement in the space provided below and returning it promptly to the Secretary of the Company.

                                       ALLIANCE DATA SYSTEMS CORPORATION


                                       By: _____________________________
                                                  J. Michael Parks
                                                  Chairman and CEO

Accepted and Agreed:


_____________________________
   EMPLOYEE


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            ALLIANCE DATA SYSTEMS CORPORATION AND ITS SUBSIDIARIES
                   STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN

                             OPTION EXERCISE FORM

         I,              , a Participant under the Alliance Data Systems
Corporation and its Subsidiaries Stock option and Restricted Stock Purchase
Plan (the "Plan"), do hereby exercise the right to purchase _____________ shares of Common Stock, $.01 par value, of Alliance Data Systems Corporation pursuant to the option granted to me on _________ __, ____ under the Plan. Enclosed herewith is $____________ an amount equal to the total exercise price for the shares of Common Stock being purchased pursuant to this option Exercise Form.


Date: __________________                    _______________________________
                                               Signature

                                            _______________________________
                                               Social Security Number


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       Send a completed copy of this Option Exercise Form to:

                  Alliance Data Systems Corporation
                  800 Techcenter Drive
                  Gahanna, Ohio 43230
                  Attention: Corporate Secretary